UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

_________________________________________________________________________________
SulphCo, Inc.
_________________________________________________________________________________
(Exact name of registrant as specified in charter)

Nevada	001-32636	88-0224817
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas  77043
(Address of principal executive offices)  (Zip Code)

(713) 896-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1– Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On May 27, 2008, SulphCo, Inc. (the “Company”) executed a Securities Purchase Agreement (the “Purchase Agreement”) with a group of purchasers (the “Purchasers”) for the sale of up to 6,818,750 shares of the Company’s common stock at a negotiated price of $3.20 per share for aggregate gross proceeds of approximately $21.8 million.

The shares are being offered pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2008, in conjunction with a shelf take down from the Company’s registration statement on Form S-3 (File No. 333-145460) which was declared effective by the Commission on September 4, 2007.

Closing under the Purchase Agreement will take place as soon as practicable following the receipt of the required approval by the American Stock Exchange of the Company’s Additional Listing Application. Olympus Securities, LLC acted as a “finder” in the transaction and will receive a fee of $1,460,200 (7.0% of the gross proceeds from certain purchasers).

The Purchase Agreement contains representations, warranties, and covenants of the Company and the Purchasers which are typical for transactions of this type.

This summary is not complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 4.1. Readers should review the Purchase Agreement for a more complete understanding of the terms and conditions associated with this transaction.

The provisions of the Purchase Agreement, including without limitation the representations and warranties contained therein, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 3– Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On May 27, 2008, the Company issued a press release announcing that it had raised approximately $5.1 million through the exercise of warrants to purchase approximately 1.9 million shares of the Company’s common stock issued under the Securities Purchase Agreement, dated as of March 12, 2007, (the “2007 Warrants”). The 2007 Warrants were exercised at their stated exercise price of $2.68. In exchange, the Company issued to the 2007 Warrant Holders new warrants (the “Additional Warrants”) to replace all of the 2007 Warrants that were exercised on a one-to-one basis with an exercise price of $7.00 a share and a term of three years from the date of issuance.

The issuance of the Additional Warrants is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

On May 27, 2008, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

On May 27, 2008, the Company issued a press release announcing that it had raised approximately $5.1 million through the exercise of warrants. A copy of the press release is attached hereto as Exhibit 99.2.

Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference in to any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 8.01. Other Events.

The Company has filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-145460), including a base prospectus dated April 30, 2008, registering up to $150,000,000 of equity securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act, which incorporates by reference documents which the Company has filed or will file in accordance with the Exchange Act. On May 29, 2008, the Company filed a prospectus supplement no. 1 dated May 27, 2007 relating to its sale of shares of common stock under the Purchase Agreement, as described under Item 1.01 above. Exhibits 4.1, 5.1 and 23.1 are attached to this Report in connection with that offering.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
4.1	Form of Securities Purchase Agreement Dated May 27, 2008
5.1	Opinion of McDonald Carano Wilson LLP
23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1)
99.1	Purchase Agreement press release dated May 27, 2008
99.2	Warrant exercise press release dated May 27, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SulphCo, Inc.

Dated as of: May 29, 2008	By:	/s/ Stanley W. Farmer
Name: Stanley W. Farmer Title: Vice President and Chief Financial Officer